                                                                   EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT, dated as of January 27, 1997, is made by and between McKesson Corporation, a Delaware corporation (the "Company"), with its principal office at One Post Street, San Francisco, California, and ______________ ("Executive").

                                    RECITALS


     A. Pursuant to that certain Agreement and Plan of Merger, dated as of January 28, 1997 (the "Merger Agreement"), by and among the Company, a wholly-owned subsidiary of the Company ("Sub"), and General Medical Inc. ("GMI"), the Company is to acquire GMI through the merger of Sub with and into GMI (the "Merger").

     B. The Company (including its subsidiaries and affiliates), in its business, develops and uses certain trade secrets, customer lists and other confidential information and data (as hereinafter defined, "Confidential Information"). Such Confidential Information will necessarily be communicated to or acquired by Executive by virtue of his employment with the Company, and the Company has spent time, effort and money to develop or acquire such Confidential Information and to promote and increase its goodwill.

     C. The Company desires to assure the services and employment of Executive on its own behalf and on behalf of its affiliated companies for the period provided in this Agreement, and in so doing, to protect its Confidential Information and goodwill, and Executive is willing to be employed by the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.   EMPLOYMENT.
     -----------

     The Company agrees to employ Executive, and Executive agrees to be employed by the Company, for the period stated in Paragraph 3 hereof and upon the other terms and conditions herein provided.

2.   POSITION AND RESPONSIBILITIES.
     -----------------------------

     During the period of his employment hereunder, Executive agrees to serve the Company as a Vice President of the Company and Chairman, President and Chief Executive Officer of GMI or in such other capacity or capacities, generally consistent with Executive's level of experience and expertise, as may be specified from time to time by the President of the Company.

3.   TERM AND DUTIES.
     ----------------

     a.   TERM OF EMPLOYMENT. The term of Executive's employment under this
          -------------------
          Agreement shall be a period of two (2) years commencing at the Effective Time of the Merger (as defined in the Merger Agreement). This Agreement shall be null and void in the event the Merger is not consummated.

     b.   DUTIES. During the period of his employment hereunder and except for
          -------
          illness, reasonable vacation periods, and leaves of absence (in each case, consistent with Company policy as it exists from time to time), Executive shall devote his best efforts and all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of the President of the Company. The Company shall retain full direction and control of the means and methods by which Executive performs the services for which he is employed hereunder. Executive agrees to comply with all rules, regulations and instruments established or issued by the Company. Executive further agrees that during the term of this Agreement, Executive shall not, directly or indirectly, engage in any business or activity which would detract from Executive's ability to apply his best efforts to the performance of his duties hereunder. Executive agrees that he shall not usurp any corporate opportunities of the Company.

4.   COMPENSATION AND REIMBURSEMENT OF EXPENSES: OTHER BENEFITS.
     -----------------------------------------------------------

     a.   COMPENSATION. During the period of employment under this Agreement,
          -------------
          Executive shall be paid a base salary at the rate of Four Hundred Thousand Dollars ($400,000) per year, or such higher salary as may from time to time be approved by the Board of Directors or any duly authorized committee thereof (any such higher salary so approved to be thereafter the minimum salary payable to Executive during the remainder of the term hereof), and such additional incentive compensation, if any, as may be voted to him by the Board of Directors. Executive's salary shall be paid in bi-weekly installments. Executive will be eligible to participate in the Company's Management Incentive Plan (the "MIP"). This plan provides for potential incentive awards to participants based on the Company's financial performance against plan, and on individual performance. Executive's individual target award under the MIP shall be fifty percent (50%) of base salary. Executive will be eligible for a full MIP award for the Company's fiscal year beginning April 1, 1997.

     b.   REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse
          -------------------------
          Executive for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. The Company further agrees to furnish Executive with such assistance and accommodations as shall be, in the judgment of the Company, suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

     c.   OTHER BENEFITS. During the period of employment under this Agreement,
          --------------
          Executive shall be entitled to receive all other benefits of employment generally available to other members of the Company's management and those benefits for which key executives are or shall become eligible pursuant to the Company's Executive Benefit Plan when and as he becomes eligible therefor, including, without limitation, participation in the Company's Executive Medical Plan, Life Insurance Plan, the MIP and the 1994 Stock Option and Restricted Stock Plan (the "Stock Plan"), in accordance with the terms of those plans.

     d.   INITIAL INCENTIVE GRANT. Subject to the terms and conditions of the
          -----------------------
          Stock Plan, Executive shall receive an initial grant of six thousand (6,000) shares of Company Restricted Stock (as defined in the Stock
          Plan), the restrictions on which shall lapse on the second anniversary of the date of grant.

5.   BENEFITS PAYABLE UPON DISABILITY OR DEATH.
     -----------------------------------------

     a. If Executive shall be prevented during the term of this Agreement from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Executive his then current salary hereunder during the period of his disability; provided, however, that if Executive is disabled for a
                      --------  -------
          continuous period exceeding six (6) calendar months, then the Company's obligations hereunder shall cease and terminate at the end of the sixth calendar month following the month in which the disability first occurred.

     b. In the event of the death of Executive during the term of this Agreement, Executive's salary payable hereunder shall continue to be paid to Executive's surviving spouse, or if there is no spouse surviving, then to Executive's designee or representative (as the case may

          be) through the six-month period following the end of the calendar month in which death occurs.

     c. The provisions of this Paragraph 5 shall not affect the entitlement of Executive's heirs, executors, administrators, legatees, beneficiaries or assigns under the MIP or the Stock Plan, or any other employee benefit plan of the Company.

6.   OBLIGATIONS OF EXECUTIVE DURING AND AFTER EMPLOYMENT.
     ----------------------------------------------------

     a.   No Competition. Executive acknowledges and agrees that he has and will
          ---------------
          have knowledge and access to Confidential Information (as defined in Paragraph 6b hereof) and responsibilities relating to all aspects of the business operations of the Company in all of the territories and geographical areas covered by the Company's business operations. Executive further acknowledges and agrees that this knowledge qualifies Executive as a potentially formidable competitor throughout the territories and geographical areas covered by the Company's business operations.

          Executive agrees that during the term of his employment under this Agreement, and for a period of one (1) year following Executive's Termination of Employment with the Company for any reason or for a period ending one (1) year after the date of entry by a court of competent jurisdiction of a final judgment enforcing the no competition provision of this Agreement, whichever is later, he will not, within the territories and the geographical areas covered by the Company's business operations, own, participate, engage or have any interest in, directly or indirectly, any person, firm, partnership, joint venture, corporation, or business (whether as an owner, employee, officer, director, agent, creditor, security holder or other investor, or consultant or in any other capacity which calls for the rendering of personal services, advice, acts of management, operation or control) which is competitive with the Company's or any affiliated company's medical and surgical supplies and wholesale pharmaceutical distribution businesses (including, without limitation, competitive with any products or services sold, investigated, developed or otherwise pursued by the Company or any affiliated company in such businesses at the time of Executive's Termination of Employment with the Company). For purposes of this Paragraph 6, "Executive's Termination of Employment with the Company" shall mean the latest of
          (i) the date on which the Company terminates Executive's employment for cause under Paragraph 7a hereof, (ii) the date on which Executive resigns or otherwise voluntarily leaves his employment with the Company, and (iii) the date on which any salary continuation payments to Executive under Paragraph 7c hereof cease.

     b.   UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION. Executive acknowledges
          ---------------------------------------------
          and agrees that (i) during the course of his employment with the Company, Executive has or will have produced and/or has had or will have access to Confidential Information, as hereinafter defined, and
          (ii) the unauthorized use or disclosure of any such Confidential Information at any time would constitute unfair competition with the Company. Executive promises and agrees not to engage in any unfair competition with the Company either during or after the term of this Agreement. Therefore, during and subsequent to his employment with the Company, or by an affiliated company, Executive agrees to hold in confidence the Company's Confidential Information and not, directly or indirectly, disclose, publish, or otherwise make available to the public or to any individual, firm or corporation, or use, copy or make lists of any of the Company's Confidential Information, other than on behalf of the Company, except to the extent expressly authorized by the Company in writing. Executive further agrees that all Confidential Information, together with all records, files, drawings, document, equipment, and the like, or copies thereof, relating to the Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company, or of an affiliated company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. This Paragraph 6b shall survive the termination or expiration of this Agreement.

     c.   CONFIDENTIAL INFORMATION DEFINED. For purposes of this Agreement,
          ---------------------------------
          "Confidential Information" means all information (whether or not reduced to written, electronic, magnetic or other tangible form) acquired in any way by Executive during the course of his employment the Company concerning the products, projects, activities, business or affairs of the Company or its customers, including, without limitation, (i) all information concerning trade secrets of the Company, including computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions of the Company and its affiliated companies, (ii) all sales and financial information concerning the Company, (iii) all customer and supplier lists, (iv) all information concerning products or projects under development or marketing plans for any of those products or projects, and (v) all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which was furnished to him by the Company or any of its agents or customers or otherwise discovered by him during his employment; provided, however, that
                                                   --------  -------
          Confidential Information does not include information which (A) becomes available to the public other than as a result of disclosure by Executive in violation of this Agreement, (B) was available to him on a non-confidential basis outside of his employment with the Company, or (C) becomes available to him on a non-confidential basis from a source other than the Company or any of its agents, creditors, suppliers, lessors, lessees or customers.

     d.   WORK MADE FOR HIRE. Executive recognizes and understands that his
          ------------------
          duties at GMI have included and at the Company may continue to include the preparation of materials, including computer software and other written or graphic materials, and that any such materials conceived or written by him were done and shall continue to be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC 1 et seq. In the event of publication of such materials, Employee understands that since the work is a "work made for hire, " the Company will solely retain and own all rights in all materials, including the right to copyright.

     e.   DISCLOSURE OF DISCOVERIES. IDEAS AND INVENTIONS. Executive warrants
          ------------------------------------------------
          and represents that he has listed and described on the attached Exhibit A every discovery, idea and invention (1) in which he has any right, title or interest, and (2) which was made or conceived wholly or in part prior to the commencement of his employment with the Company and not assigned to the Company. (Employee understands and acknowledges that it is in his interest to establish that a discovery, idea, or invention was made prior to the commencement of his employment with the Company.) Employee covenants and agrees to notify the Company in writing before he makes any disclosure or performs or causes to be performed any work for or on behalf of the Company which appears to present a conflict with the rights claimed in Exhibit A or with any other rights, duties or obligations outside the scope of this Agreement. In the event that Executive fails to provide the Company with such notice, the Company shall be released from any claim by Executive or by anyone in privity with him against the Company with respect to the use of any such discovery, idea or invention in any work or the product of any work which he performs or causes to be performed on behalf of the Company.

     f.   DISCLOSURE OF OTHER DISCOVERIES. IDEAS AND INVENTIONS/ASSIGNMENT OF
          -------------------------------------------------------------------
          PATENTS. Executive shall disclose promptly to the Company, its
          -------
          successors or assigns any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the business or activities of the Company, solely or jointly with others, which is related to the lines of business, work or investigations of the Company at the time of such discovery, idea or invention or which results from, or is suggested by, any work which Executive may do for or on behalf of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the interest therein and shall assist the Company in every proper way (entirely at the Company's expense, including reimbursement to him for all expense and loss of income) to obtain such patents and copyrights and to enforce them. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives. All such works, inventions, discoveries and improvements shall remain the sole and exclusive property of the Company, whether patentable or not.

     g.   Nonsolicitation. Executive recognizes and acknowledges that it is
          ----------------
          essential for the proper protection of the business of the Company that Executive be restrained for a reasonable period following the termination of Executive's employment with the Company from: (1) soliciting or inducing any employee of the Company to leave the employ of the Company; (2) hiring or attempting to hire any employee of the Company; and (3) soliciting the trade of or trading with the customers of the Company for any competitive business purpose. Accordingly, Executive agrees that during the term of his employment under this Agreement, and for a period of two (2) years following Executive's Termination of Employment with the Company for any reason, Executive shall not, directly or indirectly, (i) hire, solicit, aid in or encourage the hiring and/or solicitation of, contract with for employment consulting, or any other purpose which is competitive to the Company's business operation, aid in or encourage such contracting, or induce or encourage to leave the employment of the Company, any employee of the Company; (ii) hire, solicit, aid in or encourage the hiring and/or solicitation of, contract with for employment, consulting or any other purpose which is competitive to the Company's business operations, aid in or encourage such contracting or induce or encourage to hire or cause to be hired, any individual who has left the employment of the Company within one (1) year prior to Executive's Termination of Employment with the Company; or (iii) solicit, aid in or encourage the solicitation of, contract with, aid in or encourage the contracting with, service, or contact any person or entity which is, or was, within three (3) years prior to Executive's Termination of Employment with the Company, a customer or client of the Company for the purpose of offering or selling a product or service competitive with any of such businesses.

     h.   Remedy for Breach. Executive acknowledges and agrees that the Company
          -----------------
          would be irreparably harmed if he violated any of the covenants in this Agreement or if any of these covenants were not specifically enforced. Executive further agrees that in the event of a breach or threatened breach of any of the covenants contained in this Agreement, including, without limitation, Paragraph 6 hereof, the Company shall have the right, if it so chooses, to obtain relief in any court of competent jurisdiction to enjoin Executive from breaching or further breaching such provisions of this Agreement, to obtain specific performance of this Agreement, to obtain monetary compensation for damages sustained as a result of breaches of this Agreement, and to recover the attorneys' fees and costs and expenses incurred by the Company as a result of Executive's breach or threatened breach of this Agreement.

     i.   COMPANY DEFINED. For purposes of clarity, the term "Company" as used
          ---------------
          in this Paragraph 6 shall specifically be deemed to include GMI and its subsidiaries.

7. TERMINATION.
   -----------

     a.   For Cause. Notwithstanding anything herein to the contrary, the
          ---------
          Company may, without liability, terminate Executive's employment hereunder for cause at any time immediately upon written notice from the President of the Company or his designee specifying such cause. As used herein, the term "cause" shall mean (i) Executive's willful misconduct, dishonesty, or other knowing and material violation of the Company's policies and procedures in effect from time to time, following a written warning to cease or otherwise remedy such violation, (ii) actions (or failures to act) by Executive in bad faith and to the detriment of the Company, (iii) any breach or threatened breach of Paragraph 6 hereof, or (iv) a material breach by Executive of one or more terms of this Agreement, other than Paragraph 6 hereof, which breach Executive has not cured within thirty (30) days of his receipt of written notice from the Company of such breach; provided,
                                                                     --------
          however, that the term "cause" shall not mean Executive's refusal to
          --------
          relocate beyond a distance of thirty (30) miles at the request of the Company.

     b.   OTHER THAN FOR CAUSE; PERFORMANCE; REORGANIZATION. Notwithstanding
          --------------------------------------------------
          anything herein to the contrary, the Company may also terminate Executive's employment (without regard to any general or specific policies of the Company relating to the employment or termination of its employees) should (i) Executive fail to perform his duties hereunder in a manner satisfactory to the President of the Company, provided that Executive shall first be given written notice of such unsatisfactory performance and a period of thirty (30) days to improve such performance to a level deemed acceptable to the President of the Company or, (ii) Executive's position be eliminated as a result of a reorganization or restructuring of the Company or its affiliated companies.

     c.   OBLIGATIONS OF COMPANY ON TERMINATION OF EMPLOYMENT. If the Company
          ---------------------------------------------------
          terminates Executive's employment pursuant to Paragraph 7a hereof, then all of the Company's obligations hereunder shall immediately cease and terminate. Executive shall thereupon have no further right or entitlement to additional salary, incentive compensation payments or awards, or any perquisites from the Company whatsoever, and Executive's rights, if any, under the Company's employee and management benefit plans shall be determined solely in accordance with the express terms of the respective plans.

          If the Company terminates Executive's employment pursuant to Paragraph 7b hereof, then, notwithstanding anything herein (or in any of the Company's benefit or incentive plans) to the contrary and in complete satisfaction and discharge of all of its obligations to Executive hereunder, the Company shall (i) continue Executive's then base salary, without increase, for the longest of (x) three (3) months, (y) such period set forth in Company policy and (z) the remainder of the term of this Agreement; provided, however, that the Company's
                                  --------  -------
          obligation to make such salary payments shall be reduced by any compensation received by Executive from a subsequent employer during such term, and (ii) consider Executive for a bonus under the terms of the MIP for the fiscal year in which termination occurs (but not for any subsequent year); provided, further, that any such bonus, if
                                --------  --------
          earned, shall be pro-rated to reflect the portion of the year for which Executive was actively employed.

          The Company and Executive agree that if Executive resigns or otherwise voluntarily leaves his employment with the Company prior to expiration of this Agreement, the Company shall be under no further obligation to make any additional payments or provide any benefits hereunder.

          Executive acknowledges and agrees that all of his obligations under Paragraph 6 hereof shall continue in full force and effect subsequent to any of the above-described terminations of his employment with the Company.

8.   GENERAL PROVISIONS.
     -------------------

     a. Executive's rights and obligations under this Agreement shall not be transferable by him by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or subject to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

     b. This Agreement and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4c hereof constitute the entire agreement between the parties hereto in respect of the employment of Executive by the Company. This Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between Executive and either GMI or the Company; provided, however, that nothing herein shall relieve
                   --------- --------
          Executive from his obligation to repay any borrowings from the Company pursuant to the terms and conditions of such borrowings.

     c. The provisions of this Agreement and parts thereof shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the application thereof shall not be affected thereby.

     d. This Agreement may not be amended or modified except by a written instrument executed by the Company and Executive.

     e. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. The parties agree that any dispute related to or involving this Agreement will be litigated in a state or federal court of competent jurisdiction in the Commonwealth of Virginia.

     f. If this Agreement is executed after the commencement of Executive's employment with the Company, Executive acknowledges and agrees that this Agreement is supported by new, additional consideration, the receipt and adequacy of which are hereby acknowledged by Executive.

     g. In the event that any of the provisions of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law, rule or regulations, or to be or any reason unenforceable as written, Executive expressly agrees that such court may modify this Agreement or any of its terms so as to permit the enforcement thereof as thus modified. In the event that any of the provisions of this Agreement should ever be deemed to exceed the time, geographic area, or activity limitations permitted by applicable law, the parties agree that such provisions should be and are reformed to the maximum time, geographic area and activity limitations permitted by applicable law, and the parties expressly authorize a court having jurisdiction to reform the provisions to the maximum time, geographic area and activity limitations permitted by applicable law.

                                                   McKESSON CORPORATION

                                                   ______________________
                                                   By:
                                                   Title:
                                                   ______________________
ATTEST

_____________________
Name:

                                   EXHIBIT A


     The following is the entire list of discoveries, ideas and inventions (1) in which I claim any right, title and interest and (2) which were conceived wholly or in part prior to the commencement of my employment with the Company and not assigned to the Company.

     (List every discovery, idea and invention by TITLE ONLY and by the dates of documents describing them. DO NOT DISCLOSE THE SUBJECT MATTER IN DETAIL. If not applicable, write "NONE.")



TITLE                         DOCUMENT AND DATE THEREOF
                              DESCRIBING THE DISCOVERY, IDEA
                              OR INVENTION


                              _________________________________
                              Signed


                              Date